SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ---------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): June 23, 2000


                           LILLY INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)


                                  Indiana
               (State or other jurisdiction of incorporation)


            0-6953                                         35-0471010
    (Commission File No.)                      (IRS Employer Identification No.)

                              200 West 103rd Street
                           Indianapolis, Indiana 46290
          (Address of principal executive offices, including ZIP code)



                                 (317) 814-8700
              (Registrant's telephone number, including area code)

                                 Not Applicable

          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On June 23, 2000, Lilly Industries, Inc. ("Lilly") and The Valspar Corporation ("Valspar") announced that they have entered into a merger agreement under which Valspar will acquire Lilly for $31.75 in cash for each share of Class A common stock and Class B common stock of Lilly. The transaction is structured as a merger of Lilly with a subsidiary of Valspar and is subject to the approval of Lilly stockholders as well as regulatory and other customary closing conditions.

     Copies of the merger agreement and press release announcing this transaction are attached as exhibits hereto and are incorporated herein by reference. This summary is qualified by reference to the exhibits attached hereto.

Item 7.  Financial Statements, Pro Forma Financial Statements, and Exhibits

        (c)    Exhibits.

                    2.1 Agreement and Plan of Merger, dated as of June 23, 2000, among Lilly Industries, Inc., The Valspar Corporation and Val Acquisition Corp.

                    99.1 Press Release, dated as of June 26, 2000, jointly
                         issued by Lilly Industries, Inc. and The Valspar Corporation.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 26, 2000

                                  LILLY INDUSTRIES, INC.



                                  By: /s/ Douglas W. Huemme
                                     -----------------------------------------
                                  Name:   Douglas W. Huemme
                                  Title:  Chairman and Chief Executive Officer

                                  EXHIBIT LIST


    Exhibit                        Description
      No.                          -----------
      --

      2.1 Agreement and Plan of Merger, dated as of June 23, 2000, among Lilly Industries, Inc., The Valspar Corporation and Val Acquisition Corp.

     99.1 Press Release, dated as of June 26, 2000, jointly issued by Lilly Industries, Inc. and The Valspar Corporation.